Execution Version AMENDMENT NO. 3 TO CREDIT AGREEMENT This AMENDMENT NO. 3 TO CREDIT AGREEMENT, dated as of November 18, 2024 (this "Amendment"), is by and among ALCLEAR HOLDINGS, LLC (the "Borrower"), the other Loan Parties signatory hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as the administrative agent (in such capacity, the "Administrative Agent"). Capitalized terms which are used in this Amendment without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement. R E CIT AL S: WHEREAS, the Borrower, the Loan Parties party thereto, the Administrative Agent and the Lenders have entered into that certain Credit Agreement, dated as of March 31, 2020 (as amended by the First Amendment and the Second Amendment, and as further amended, supplemented or modified from time to time and in ef ect on the date hereof, the "Credit Agreement' and, as amended by this Amendment, the "Amended Credit Agreement"); WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders (including for the avoidance of doubt, the Issuing Banks) amend the Credit Agreement to increase the LC Sub limit to $50,000,000 (the "LC Sublimit Increase"); and WHEREAS, the Administrative Agent, the Lenders party hereto (which constitute the Required Lenders and the Issuing Banks) are willing to amend the Credit Agreement to give effect to the LC Sublimit Increase pursuant to Section 1 hereof on the terms and conditions set fo1th herein. NOW, THEREFORE, in consideration of the premises and the agreements, prov1s1ons and covenants herein contained, and subject to the terms and conditions hereof, the parties hereto agree as follows: SECTION 1. Amendment to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended by amending and restating the definition of"LC Sublim.it" in Section 1 .01 of the Credit Agreement in its entirety as follows: "LC Sublimit" means $50,000,000. SECTION 2. Conditions. This Amendment shall become effective as of the date hereof (the "Third Amendment Effective Date") upon receipt by the Administrative Agent of each of the following, in each case in form and substance satisfactory to the Administrative Agent: (a) duly executed counterparts to this Amendment from the Borrower, each other Loan Party, the Required Lenders and the Issuing Banks; and (b) payment from the Borrower of all fees due and payable as of the Third Amendment Effective Date and all expenses required to be reimbursed by the Bo1rnwer for which invoices have been presented to the Borrower (including the reasonable fees and expenses of legal counsel), in each case on or before the Third Amendment Effective Date. Exhibit 10.14